Report of Independent Registered Public Accounting Firm

The Board of Directors of

Young Innovations, Inc.:

We have audited the accompanying combined balance sheet of Microbrush, Inc. and Microbrush International Ltd (collectively, “Microbrush International”) as of December 31, 2005, and the related combined statements of income, stockholders’ equity and comprehensive income, and cash flows for the year then ended. These combined financial statements are the responsibility of the Microbrush International’s management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Microbrush International as of December 31, 2005, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

October 13, 2006

MICROBRUSH INTERNATIONAL
Combined Balance Sheet
December 31, 2005
(in thousands)

2005

ASSETS

Current assets:
Cash and cash equivalents	$ 2,726
Trade accounts receivable, net of allowance for doubtful accounts of $10	1,203
Inventory	1,328
Other current assets	27
Total current assets	5,284

Property, plant and equipment, net	2,736
Intangible assets, net	359

Total Assets	$ 8,379

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	683

Capital lease obligations	12
Total Liabilities	695

Stockholders' equity:
Capital stock	213
Retained earnings	7,108
Accumulated other comprehensive income - foreign currency translation adjustment	363

Total Stockholders' Equity	7,684

Total Liabilities and Stockholders' Equity	$ 8,379

The accompanying notes are an integral part of these statements.

MICROBRUSH INTERNATIONAL Combined Income Statement For the year ended December 31, 2005 (in thousands)

2005

Net sales	$11,679

Cost of goods sold	6,073

Gross profit	5,606

Selling, general and administrative expenses	2,949

Income from operations	2,657

Other expense, net	59

Income before taxes	2,598

Provision for income taxes	132

Net income	$2,466

Pro forma provision for income taxes	730

Pro forma net income	$1,868

The accompanying notes are an integral part of these statements.

MICROBRUSH INTERNATIONAL Combined Statement of Stockholders' Equity Year Ended December 31, 2005 (in thousands)

	Capital Stock	Retained Earnings	Cumulative Translation Adjustment	Total	Comprehensive Income
Balance at December 31, 2004	213	6,004	1,048	7,265
				-
Net income		2,466		2,466	2,466
Cash distributions		(1,362)		(1,362)
Foreign currency translation adjustment			(685)	(685)	(685)

Balance at December 31, 2005	213	7,108	363	7,684	1,781

	The accompanying notes are an integral part of these statements.

Microbrush International

Notes to Combined Financial Statements

December 31, 2005

(In thousands)

1. ORGANIZATION

Microbrush International consists of two separate companies under common control; Microbrush Inc., a U.S. corporation that has elected to be treated as an S corporation within the meaning of Section 1361 of the Internal Revenue Code (“IRC”) of 1936, as amended, and Microbrush International Ltd., an Irish limited company (collectively, “the Company”).

The Company manufactures disposable applicators used primarily in the dental industry. The Company distributes its products throughout the U.S. and worldwide. The Company’s manufacturing and distribution facilities are located in Grafton, Wisconsin and Dungarvan, County Waterford, Ireland. The Company also has a sales and marketing facility in Orlando, Florida.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The combined financial statements include the accounts of Microbrush Inc. and Microbrush International Ltd. All significant intercompany accounts and transactions are eliminated in combination.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include all highly liquid investments with an initial maturity of three months or less.

Trade Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable.

Inventories

Inventories are stated at the lower of cost (which includes material, labor and manufacturing overhead) or net realizable value. Inventory values are based upon weighted average costs which approximate historical costs and the first-in, first-out (FIFO) method.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Expenditures for repairs and maintenance are charged to expense as incurred, and additions and improvements that significantly extend the lives of assets are capitalized. Upon disposition, cost and accumulated depreciation are eliminated from the related accounts and any gain or loss is reflected in the combined income statement. The Company provides depreciation using the straight-line method over the estimated useful lives of respective classes of assets as follows:

Buildings and improvements	3 to 39 years
Machinery and equipment	3 to 7 years

Fair Value of Financial Instruments

Financial instruments consist principally of cash, accounts receivable, notes receivable, accounts payable and debt. The estimated fair value of these instruments approximates their carrying value.

Revenue Recognition

The Company recognizes revenue when products are shipped and the customer takes ownership and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists and the sales price is fixed or determinable. The policy with respect to sales returns generally provides that a customer may not return inventory except at the Company’s option.

Intangibles

The Company accounts for intangible assets according to the provisions of Financial Accounting Standards Board (FASB) Statement No. 142, Goodwill and Other Intangible Assets. Intangible assets with estimable useful lives are amortized over their respective useful lives to their estimated residual values, and reviewed for impairment in accordance with FASB Statement No. 144, Accounting for Impairment or Disposal of Long-Lived Assets. Intangible assets primarily consist of core technology and customer relationships, and are amortized over their estimated useful lives, ranging between 5 and 20 years.

Impairment of Long-Lived Assets

The Company assesses and measures any impairments of long-lived assets in accordance with the provisions of FASB Statement No. 144. If facts and circumstances suggest that a long-lived asset may be impaired, the carrying value is reviewed. If this review indicates that the carrying value of the asset will not be recovered, as determined based on projected undiscounted cash flows related to the asset over its remaining life, the carrying value of the asset is reduced to its estimated fair value. The Company did not incur any material impairments of long-lived assets during 2005.

Research and Development and Advertising

Research and development and advertising costs are expensed as incurred. Research and development costs amounted to $81 and advertising costs amounted to $165 in 2005.

Other expense, net

Other expense, net includes interest expense, foreign exchange gains and losses, as well as interest income earned on various investments. In 2005, interest income totaled $42.

Income Taxes

Microbrush Inc. is a U.S. corporation that has elected to be an S corporation within the meaning of IRC §1361. Accordingly, the Company is not subject to federal, state or local taxes; the liability for such taxes is passed through to the Company’s shareholders. For purposes of the pro forma provision for income taxes reflected on the combined income statement, the Company has assumed that the S Corporation election was not made, and the Company paid federal income taxes on its U.S. earnings at a combined effective tax rate of 28.1%.

Microbrush International Ltd. is a private limited company for Irish income tax purposes, and is subject to taxation in Ireland. Microbrush International Ltd. accounts for income taxes under the asset and liability method. Deferred income taxes are provided for temporary differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities using rates which are expected to apply in the period the differences are estimated to reverse.

Supplemental Cash Flow Information

Cash flows from operating activities include $147 for the payment of foreign taxes and $2 for the payment of interest during 2005.

Foreign Currency Translation

The translation of financial statements into U.S dollars has been performed in accordance with FASB Statement No. 52, Foreign Currency Translation. The local currency for all entities included in the combined financial statements has been designated as the functional currency. Non-U.S. dollar denominated assets and liabilities have been translated into U.S. dollars at the rate of exchange prevailing at the balance sheet date. Revenues and expenses have been translated at the weighted average of exchange rates in effect during the year. Translation adjustments are recorded as a separate component of shareholders’ equity. Net currency transaction losses included in other expense, net were $77 in 2005.

3. MAJOR CUSTOMERS AND CREDIT CONCENTRATION

The Company generates trade accounts receivable in the normal course of business. The Company grants credit to distributors and customers throughout the world and generally does not require collateral to secure the accounts receivable. Approximately 60% of the Company’s sales are to customers outside the U.S. The Company’s credit risk is concentrated among two distributors, which together accounted for 21% of total accounts receivable at December 31, 2005.

The percentage of total net sales made to the Company’s major distributors in 2005 were as follows:

Year Ended December 31,
Distributor	2005

Henry Schein, Inc.	13%
Patterson Dental Company	6%

4. INVENTORIES:

Inventories consist of the following:

December 31,
2005

Finished products	$ 616
Work in process	158
Raw materials and supplies	554
Total inventories	$1,328

5. PROPERTY, PLANT AND EQUIPMENT:

Property, plant and equipment consist of the following:

December 31,
2005

Buildings and improvements	$ 989
Machinery and equipment	5,458
Construction in progress	11
$ 6,458

Less - Accumulated depreciation	(3,722)
Total property, plant and equipment, net	$ 2,736

Depreciation expense was $734 for 2005. At December 31, 2005, $1,692 of net property, plant and equipment was located outside of the U.S.

6.	INTANGIBLES:

During the third quarter of 2005, the Company acquired certain assets supporting a product line related to its existing microapplicator business. The transaction resulted in recognition of approximately $365 of intangibles. These intangibles are comprised of core technology and customer relationships, which are amortized using the straight-line method over 20 and 5 years, respectively.

Gross Carrying	Accumulated	Net Carrying
Amount	Amortization	Amount

Amortized intangible assets

Core technology	$328	$4	$324
Customer relationships	37	2	35
Total	$365	$6	$359

Amortization expense is expected to be $24 annually for the next 4 years.

7. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

Accounts payable and accrued liabilities consist of the following:

December 31
2005

Accounts payable	$ 325
Accrued salaries and bonuses	270
Accrued taxes	44
Accrued expenses and other	44
Total accounts payable and accrued liabilities	$ 683

8. INCOME TAXES

Microbrush Inc. is a U.S. corporation that has elected to be an S corporation within the meaning of IRC §1361. Pursuant to this Internal Revenue Code provision, the Company is not subject to federal taxation, but rather pays U.S. income tax at the shareholder level. Microbrush International Ltd. is a private limited company for Irish income tax purposes, and is subject to taxation in Ireland.

The pro forma tax provision in the accompanying financial statements presents the Company’s tax provision as if the S corporation election had not been made for U.S. tax purposes.

The provision for income taxes for the year ended December 31, 2005 consists of the following:

December 31
2005
Current:
U.S. Federal	$ 0
U.S. State and Local	0
Non-U.S.	119
Total Current	119

Deferred:
Non-U.S.	$ 13
Provision for income taxes	$ 132

The historical and pro forma income tax provisions are different from the amounts computed by applying the U.S. federal income tax rate to income before provision for income taxes. The reasons for these differences are as follows:

	2005	Pro Forma 2005
Income before income taxes	2,598	2,598
U.S. federal income tax rate	34%	34%
Computed income taxes	883	883

S corporation election	(598)	--
State taxes	--	86
Other	42	(44)
Foreign taxes	(195)	(195)
Provision for income taxes	132	730
Effective tax rate	5.1%	28.1%

Deferred tax liabilities total $26 and are associated with property, plant and equipment. The Company has no deferred tax assets. The Company has income taxes payable of $18, which are included within accounts payable and accrued liabilities.

9.	EMPLOYEE BENEFITS:

The Company sponsors a defined contribution 401(k) plan and a profit sharing plan covering substantially all its U.S. based full-time employees of Microbrush meeting certain service and age requirements. The Company also has a defined contribution plan covering substantially all full-time employees of Microbrush International Ltd. meeting established service and age requirements. Contributions to the defined contribution plans can be made by an employee through deferred compensation and through a discretionary employer contribution. Contributions to the profit sharing plan are made through discretionary employer contributions. Compensation expense related to these plans was $76 for 2005.

10. RELATED PARTY TRANSACTIONS

Microbrush Inc. leases the facility in Grafton, Wisconsin from one of its principal owners, Gunnar Wallin. During 2005, Microbrush paid $84 in rent to Mr. Wallin. The Company also leases a facility in Orlando, Florida from one of its principal owners, Philip Mark. During 2005, Microbrush paid $36 in rent to Mr. Mark.

During 2005, the Company paid $60 in consulting payments to a corporation wholly-owned by Mr. Mark and $60 in consulting payments to a corporation wholly-owned by Mr. Wallin.

11.	COMMITMENTS AND CONTINGENCIES

The Company is obligated under a capital lease for certain equipment that will expire in 2007. The net book value of equipment recorded under capital lease was $11 as of December 31, 2005. Amortization of assets held under the capital lease is included in depreciation expense. Future capital lease obligations are $8 in 2006 and $4 in 2007.

The Company leases its office, warehouse and manufacturing facilities under non-cancelable operating leases. The total rental expense for all operating leases was $120 for the year ended December 31, 2005. Lease obligations are expected to be $120 annually for the next five years.

The Company is also a party to various claims and litigation arising in the normal course of its business, some involving material claimed amounts including potential punitive damages. Management believes that the ultimate resolution of these claims and litigation, individually or in the aggregate, will not exceed the amount accrued or have a material adverse effect on the financial position of the Company.

12. SUBSEQUENT EVENT

Between July 31, 2006 and August 18, 2006, substantially all of the Company’s assets and liabilities were acquired by Young Innovations, Inc. for a purchase price of $32 million. Additional purchase price of $3 million may be paid by Young Innovations, Inc. if the business acquired achieves certain performance targets over the next two years.